Execution Copy

SERVICES AGREEMENT

This Services Agreement (the “Agreement”) is entered into as of this 29th day of May, 2014 (the “Effective Date”) by and between Pimi Agro CleanTech Ltd., a corporation organized and existing under the laws of the State of Israel (the “Company”), having its principal place of business at Kibbutz Alonim, Israel, and Sunrise Financial Group, having its principal place of business at 600 Lexington Avenue, New York, New York, 10022, USA (the “Service Provider”). Each party hereto shall be referred to as a “Party” and collectively as the “Parties”.

WHEREAS,	the Company wishes to obtain, and the Service Provider is willing to provide certain consulting services related to the Company’s business development and fund raising, as further set forth herein, in accordance with the terms and conditions of this Agreement; and

WHEREAS,	the Service Provider has the ability, experience, expertise and resources to provide such services and to perform all its obligations pursuant to this Agreement;

NOW THEREFORE, in consideration of the mutual promises, covenants, terms and conditions contained herein the Parties hereby agree as follows:

1.                  Services. The Service Provider shall provide the Company and any Affiliated Company (as defined below) as shall be determined by the Company, with business development and fund raising services, as shall be agreed by the Parties from time to time (the “Services”).

The Service Provider shall perform the Services in a professional, workmanlike, competent and timely manner. For the purposes of this Agreement “Affiliated Company” shall mean any entity which controls, is controlled by or is under common control with the Company.

2.                  Personnel. The Service Provider irrevocably and unconditionally undertakes hereby that (i) during the Term (as defined hereinafter), any and all Services provided under or in connection with this Agreement by the Service Provider shall be provided solely by Mr. Nathan Low personally and not by any other person or entity; provided that the Service Provider shall be entitled to employ or subcontract additional service providers to the extent such additional service providers will assist and/or augment Mr. Low in providing the Services or as the Service Provider may otherwise deem necessary or appropriate (Mr. Low and the additional service providers actually providing the Services from time to time, shall be referred to, jointly and severally, the “Personnel”).

3.                  Transparency. The Service Provider shall ensure that all its activities in connection with the Services remain transparent towards the Company and shall provide the Company's Chief Executive Officer (the “CEO”) with monthly reports and generally maintain an open line of communication with the CEO in connection with the Services and the activities and status of the Company and the Affiliated Companies.

4.                  Representations

The Service Provider hereby represents, warrants and undertakes as follows:

4.1.	The Service Provider shall devote, and cause the Personnel to devote, their commercially reasonable efforts and necessary time and resources to the diligent fulfilment of the Service Provider's obligations hereunder, which obligations shall be carried out in a professional manner;

4.2.	The Service Provider and the Personnel have the knowledge, the experience, the professional skills, the resources and the ability necessary or required to assure the prompt and diligent fulfilment of their obligations under this Agreement;

4.3.	The execution or performance by the Service Provider of this Agreement does not and will not conflict with, create a conflict of interest with or result in a breach of (i) any agreement or undertaking to which the Service Provider and/or the Personnel are a party or by which any of them is bound, nor constitute a default therein, and the Service Provider will not enter into any such conflicting agreement or obligation during the term of this Agreement, or (ii) any applicable law, regulation, judgment, order or the like.

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5.                  Consideration

5.1.	Consideration. As the sole and entire consideration due to the Service Provider for the provision of the Services hereunder, the Company shall allot and issue to NLBDIT 2010 Services LLC, 1,055,555 ordinary shares of the Company, par value NIS 0.01 each, constituting 10% of the Company’s share capital on fully diluted basis (the “Consideration Shares”). In no event shall Company be responsible for any additional cost, fee or expense of Service Provider with regard to the Services.

5.2.	Tax. The Service Provider shall bear any and all taxes, levies and other payments, which may be imposed with respect to the payment of the Consideration Shares.

6.                  Confidentiality; Non-Compete

Service Provider agrees and acknowledges that the execution of this Agreement is subject to Service Provider undertaking to fully comply with all the representations, requirements and obligations set forth in the Confidential Information and Non-Competition Undertaking attached hereto as Exhibit A (the “Undertaking”) and therefore concurrently with the execution of this Agreement the Service Provider shall execute the Undertaking in the form attached hereto as Exhibit A and deliver an executed form thereof to the Company. Merely for the avoidance of doubt, it is clarified that the provisions of the Undertaking shall also apply retroactively with respect to any services provided by the Service Provider and anyone acting on its behalf in connection with the Company, any Affiliated Company and/or their products and/or technology prior to the execution of this Agreement.

7.                  Term and Termination

7.1.      Term. This Agreement commences upon the Effective Date and will remain effective for a period of until April 15th, 2017 (the “Term”), unless extended by mutual written agreement signed by both Parties, or earlier terminated as set forth herein below.

7.2.      Reserved.

7.3.      Termination for Cause Each party may terminate this Agreement during the Term: (i) by providing the other party with a fourteen business-day (14) prior written notice, if the other party materially breaches any obligation under this Agreement (including any Schedule hereto) and fails to cure said breach (if curable) within said notice period; or (ii) immediately upon written notice in the event that: (a) bankruptcy or liquidation procedures will be initiated by or against the other Party and shall not be cancelled within forty five (45) business days; (b) a receiver, liquidator, provisional liquidator, administrator or manager for the other Party’s entire property or substantial part thereof shall be appointed and the appointment shall not be cancelled within forty five (45) business days; or (c) a Party ceases business operations or otherwise becomes unable to pay its debts as they become due or the party entering into a deed of company arrangement. Promptly upon the occurrence of any of the above, the relevant party shall inform in writing the other party of such events.

7.4.      Upon termination or expiry of the Agreement for any reason the Service Provider shall return any materials and/or property provided by the Company to the Service Provider (or to any on its behalf) as part of the Services.

7.5.      Survival. Those provisions of this Agreement which by their terms are intended to survive expiration or termination of this Agreement, including Sections: 5.2, 6, 7.5 and 8 shall survive such expiration or termination and continue to apply.

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8.               Miscellaneous

8.1.	Governing Law; Jurisdiction. This Agreement and matters concerned with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Israel, without reference to conflict of laws principles. The competent courts of Tel Aviv-Jaffa district in Israel shall have exclusive jurisdictions over any dispute arising out in connection with this Agreement and the performance thereof.

8.2.	Notices. All notices, statements, and reports required or permitted by this Agreement shall be in writing and deemed to have been effectively given and received: (A) five (5) Business Days after the date of mailing if sent by registered or certified mail, postage prepaid, with return receipt requested; (B) when transmitted if sent by facsimile or email, provided that if sent by email a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by another means specified in this Section; or (C) when delivered if delivered personally or sent by express courier service.

8.3.	Entire Agreement. This Agreement and exhibits hereto are intended as the complete, final and exclusive statement of the terms of the agreement between the Parties regarding the subject matter hereof and supersede any and all other prior or contemporaneous agreements or understandings, whether written or oral, between them relating to the subject matter hereof. This Agreement may not be modified except by instrument in writing executed by both Parties.

8.4.	Assignment and Transfer. Neither Party may assign or delegate its rights and obligations under this Services Agreement to any other party without the other party’s prior written approval, except that (A) the Company shall be entitled to assign this Agreement, at its sole discretion, to: (i) Affiliated Companies; or (ii) any successor corporation pursuant to any reorganization or restructuring transactions involving the Company; or (iii) any successor corporation pursuant to an acquisition of the Company and/or an Affiliated Company, and (B) the Service Provider may subcontract the Services in accordance with Section 2 provided it will remain liable and responsible to the Company for providing the Services.

8.5.	Waivers. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity, except as expressly limited by this Agreement.

8.6.	Severability. If any term or provision of this Agreement will be found to be invalid, illegal or unenforceable, such term or provision shall be deemed modified to the extent necessary to make the same valid and operative, or if it cannot be so modified, then eliminated, and the validity, legality, or enforceability of the remaining terms and provisions will not in any way be affected or impaired thereby; all subject to the essential terms and conditions of this Agreement for each Party remain valid, binding and enforceable.

IN WITNESS WHEREOF, the Parties have executed this Service Agreement as of the Effective Date:

Pimi Agro CleanTech Ltd.	Sunrise Financial Group

By:________________	By:________________

Name:______________	Name:______________

Title:_______________	Title:_______________

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Exhibit A

Confidential Information and Non-Competition Undertaking

This Confidential Information, and Non-Competition Agreement (“Undertaking”), is attached as Exhibit A to and constitutes an integral part of the Services Agreement (the “Agreement”) entered into on this 29th day of May, 2014 (the “Effective Date”), by and between Pimi Agro CleanTech Ltd., a corporation organized and existing under the laws of the State of Israel (the “Company”), having its principal place of business at Kibbutz Alonim, Israel, and Sunrise Financial Group, a corporation organized and existing under the laws of ___________ having its principal place of business at 600 Lexington Avenue, New York, New York, 10022, USA (the “Service Provider”).

1.                  Confidential Information: In this Undertaking “Confidential Information” shall mean all confidential and proprietary information, whether of a technical, business or other nature including without limitation, inventions, know-how, trade-secrets, methods and information of the Company, as well as patents and patent applications, business plans, finances, proprietary design, concept, content performance, software, hardware, reports and documentation, structural, scientific, technical, algorithmic, price, historical, marketing information and other business affairs; disclosed by Company to Service Provider (or otherwise become exposed to during its engagement with the Company) either in documentation or other tangible form, or disclosed orally.

2.                  Use of Confidential Information: The Service Provider shall: (i) treat and maintain all Confidential Information in the strictest confidence, using the same degree of care that the Service Provider use to protect its own Confidential Information, and at least a reasonable degree of care; (ii) not disclose any Confidential Information to any third party without the prior written consent of Company, except as required to perform its obligations under the Service Agreement, provided that such third party is bound by confidentiality and non-compete obligations substantially similar to those set forth herein; and (iii) not disassemble, reverse engineer or make any copies of Confidential Information (in any medium whatsoever) without the explicit prior written consent of Company.

3.                  Exceptions: The confidentiality obligations shall not apply to specific information which the Service Provider can demonstrate: (i) is or becomes the public domain, without violation of this Undertaking; (ii) was known by the Service Provider prior to the disclosure by Company, provided that, promptly following such disclosure, the Service Provider, informed the Company and demonstrated in writing that such information was in fact so known to the Service Provider; (iii) is developed independently by the Service Provider and written documentation is available to prove that such development predated this Undertaking; or (iv) is transmitted or disclosed to Service Provider by a third party which owes no obligation of confidentiality to Company with respect to such information. Service Provider shall not be restricted from disclosing Confidential Information pursuant to a judicial or governmental order, but any such disclosure shall be made only to the extent so ordered and provided only that Service Provider: (i) shall timely notify Company so that it may intervene in response to such order, or (ii) if timely notice cannot be given, shall use reasonable efforts to obtain a protective order from the court or government for such information.

4.                  Return of Confidential Information: Upon the first request of Company, the Service Provider shall promptly return to Company all Confidential Information including any copies thereof which were at any time in the possession of the Service Provider and all materials (in any medium whatsoever) which contain or embody Confidential Information.

5.                  Non-Competition: In view of Service Provider's access to Confidential Information and without derogation from the aforesaid, during the term of the Service Agreement and until the earlier of (i) one year following termination or expiration thereof, or (ii) the bankruptcy or liquidation procedures being initiated against the Company and not cancelled within forty five (45) business days, the Service Provider agrees that it will not, either alone or jointly with others or as agent, consultant or employee of any person, firm or company, directly or indirectly, carry on or engage in any activity or business which directly competes with the Company.

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6.                  Non-Solicitation: During the term of the Service Agreement and for a period of one year following termination or expiration thereof, Service Provider will not solicit or encourage or cause others to solicit or encourage any employee, consultant, partner, customer or contact of the Company to terminate their employment, service or relationship with Company or any of its affiliates.

7.                  No Conflicting Obligations: Service Provider will not disclose to Company any confidential information, trade secret or other material belonging to a third party, including any prior employer or contractor, unless Service Provider has first received the written approval of that third party and presents it to Company.

8.                  No License: The disclosure to the Service Provider of Confidential Information or its use hereunder shall not be construed in any way to grant the Service Provider any right or license with respect to Confidential Information other than the right to use Confidential Information strictly in accordance with the terms of this Undertaking.

9.                  Injunctive Relief: The Service Provider understands that any violation of this Undertaking may cause immediate and irreparable harm to Company, which monetary damages cannot adequately remedy. Without prejudice to rights and remedies according to the rule of law, Service Provider therefore agrees that injunctive relief may be sought against it, in order to remedy, or to prevent a violation hereof.

10.              Survival: This Undertaking shall survive termination or expiration of the Agreement.

IN WITNESS THEREOF THE PARTIES DULY EXECUTED THIS UNDERTAKING AS OF THE EFFECTIVE DATE.

Pimi Agro CleanTech Ltd.	Sunrise Financial Group

By:________________	By:________________

Name:______________	Name:______________

Title:_______________	Title:_______________

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